As filed with the Securities and Exchange Commission on January 10, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VAALCO Energy, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	76-0274813 (I.R.S. Employer Identification Number)
2500 CityWest Blvd. Suite 400
Houston, Texas 77042
(713) 623-0801
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Matthew R. Powers
Executive Vice President, General Counsel and Corporate Secretary
2500 CityWest Blvd. Suite 400
Houston, Texas 77042
(713) 623-0801
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Jordan Hirsch, Esq.
Carl von Merz, Esq.
Hunton Andrews Kurth LLP
600 Travis Street, Suite 4200
Houston, Texas 77002
(713) 220-4200

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 10, 2025
PROSPECTUS
$200,000,000
VAALCO Energy, Inc.
Common Stock
Preferred Stock
Depositary Shares
Warrants
Units
This prospectus provides a general description of the securities we may offer. We may offer, issue and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate public offering price that will not exceed $200,000,000. Each time we offer and sell securities, we will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings, to or through one or more underwriters, dealers, and agents, or directly to purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”
Our common stock is listed on The New York Stock Exchange (“NYSE”) and London Stock Exchange (“LSE”) under the symbol “EGY.” On January 8, 2025, the last reported sale price of our common stock as reported on the NYSE was $4.34 per share, and on January 9, 2025, the last reported sale price of our common stock as reported on the LSE was $4.52 per share (in U.S. dollars). We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.
You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISKS. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND OUR PERIODIC AND OTHER REPORTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED IN “RISK FACTORS” ON PAGE 4 AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THOSE RISK FACTORS BEFORE INVESTING.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2025.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement and any applicable free writing prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, we take no responsibility for, and can provide no assurances as to the reliability of, it. You should assume that the information in this prospectus and any accompanying prospectus supplement, as well as information that we have previously filed with the Securities and Exchange Commission (the “SEC”), and incorporated by reference, is accurate only as of the date of the applicable document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of our securities. Our business, prospects, financial condition and results of operations may have changed since that date.
The distribution of this prospectus and any accompanying prospectus supplement and the offering of our securities may be restricted by law in certain jurisdictions. You should inform yourself about and observe these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

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ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement on Form S-3 that we have filed with the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, any combination of the securities described in this prospectus in one or more offerings with an aggregate public offering price that will not exceed $200,000,000. The exhibits to our registration statement and documents incorporated by reference herein and therein contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement, the exhibits and other documents can be obtained from the SEC as indicated under the sections in this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC.”
This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections in this prospectus and in such prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC.”
When used in this prospectus or in any supplement to this prospectus, the terms “VAALCO,” “the Company,” “we,” “our” and “us” refer to VAALCO Energy, Inc. and its subsidiaries, unless otherwise indicated or the context otherwise requires.

PROSPECTUS SUMMARY
This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” beginning on page 4 in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” refer to VAALCO Energy, Inc., a Delaware corporation, and its consolidated subsidiaries taken as a whole.
Overview
We are a Houston, Texas-based, African-focused independent energy company currently engaged in the acquisition, exploration, development and production of crude oil, natural gas and natural gas liquids (“NGLs”) in West and North Africa and Western Canada. We own crude oil, natural gas and NGLs producing properties and conduct operating activities in Egypt, Canada and offshore Gabon, with a focus on maximizing the value of our current resources and expanding into new development opportunities across Africa. We also currently own an interest in an undeveloped block offshore Equatorial Guinea and in a deepwater producing field offshore Cote d’Ivoire.
Corporate Information
We are a Delaware corporation with our principal executive office located at 2500 CityWest Blvd. Suite 400 Houston, Texas 77042. Our telephone number at that address is (713) 623-0801. We maintain a website on the Internet at www.vaalco.com. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”
The Securities We May Offer
We may offer up to $200,000,000 of common stock, preferred stock, depositary shares, warrants and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.
Common Stock
We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then-existing stockholders may be diluted.
Preferred Stock
We may issue shares of our preferred stock from time to time, in one or more series. Our Board of Directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or other shares of preferred stock or exchangeable for certain of our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.
If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
Warrants
We may issue warrants for the purchase of our common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. In connection with the issuance of any warrants, we will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.
Depositary Shares
We may issue depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).
Units
We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the Securities and Exchange Commission, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

RISK FACTORS
Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see the sections in this prospectus captioned “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC.” The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. Furthermore, the trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
In addition, please read the section of this prospectus captioned “Forward-Looking Statements,” in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS
This prospectus and any applicable prospectus supplement and the documents incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and may also include forward-looking information within the meaning defined under applicable Canadian securities laws (collectively, “forward-looking statements”), which are intended to be covered by the safe harbors created by those laws. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference that address activities, events or developments that we expect or anticipate may occur in the future, including without limitation, statements regarding our financial position, operating performance and results, reserve quantities and net present values, market prices, business strategy, derivative activities, the amount and nature of capital expenditures, payment of dividends and plans and objectives of management for future operations are forward-looking statements. When we use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “forecast,” “outlook,” “aim,” “target,” “will,” “could,” “should,” “may,” “likely,” “plan,” and “probably” or the negative of such terms or similar expressions, we are making forward-looking statements. Many risks and uncertainties that could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include, but are not limited to:
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the impact of world health events, including any related impact on global demand for crude oil and crude oil prices, potential difficulties in obtaining additional liquidity when and if needed, disruptions in global supply chains and disruptions to our workforce;

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the impact of any future production quotas imposed by Gabon, as a member of the Organization of the Petroleum Exporting Countries (“OPEC”), as a result of agreements among OPEC, Russia and other allied producing countries with respect to crude oil production levels;

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volatility of, and declines and weaknesses in crude oil, natural gas and NGLs prices, as well as our ability to offset volatility in prices through the use of hedging transactions;

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the discovery, acquisition, development and replacement of crude oil, natural gas and NGLs reserves;

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impairments in the value of our crude oil, natural gas and NGLs assets;

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future capital requirements;

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our ability to maintain sufficient liquidity in order to fully implement our business plan;

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our ability to generate cash flows that, along with our cash on hand, will be sufficient to support our operations and cash requirements;

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the ability of the consortium with BW Energy and Panoro Energy, of which we are a member, to successfully execute its business plan;

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our ability to attract capital or obtain debt financing arrangements;

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our ability to pay the expenditures required in order to develop certain of our properties;

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operating hazards inherent in the exploration for and production of crude oil, natural gas and NGLs;

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difficulties encountered during the exploration for and production of crude oil, natural gas and NGLs;

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the impact of competition;

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our ability to identify and complete complementary opportunistic acquisitions;

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our ability to effectively integrate assets and properties that we acquire into our operations;

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weather conditions;

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the uncertainty of estimates of crude oil, natural gas and NGLs reserves;

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currency exchange rates and regulations;

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unanticipated issues and liabilities arising from non-compliance with environmental regulations;

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our limited control over the assets we do not operate;

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our ability to extend the Block CI-40 Petroleum Production Sharing Contract in Cote d’Ivoire;

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the impact and duration of scheduled maintenance of the floating, production, storage and offloading vessel in Cote d’Ivoire;

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the ultimate resolution of our abandonment funding obligations with the government of Gabon and the audit of our operations in Gabon that was conducted by the government of Gabon;

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the timing of the payment(s) from the Egyptian General Petroleum Corporation to us for the difference in the historic commercial terms and the revised commercial terms applied against the production since February 1, 2020;

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the availability and cost of seismic, drilling and other equipment;

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difficulties encountered in measuring, transporting and delivering crude oil, natural gas and NGLs to commercial markets;

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our ability to effectively replace the floating, production, storage and offloading vessel;

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timing and amount of future production of crude oil, natural gas and NGLs;

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hedging decisions, including whether or not to enter into derivative financial instruments;

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general economic conditions, including any future economic downturn, the impact of inflation and disruption in financial credit and other disruptions resulting from geo-political events such as the Russian invasion of Ukraine, the conflict in the Middle East, and trade tensions between the U.S. and China;

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our ability to enter into new customer contracts;

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changes in customer demand and producers’ supply;

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actions by the governments and other significant actors with respect to events occurring in the countries in which we operate;

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actions by our joint venture owners;

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compliance with, or the effect of changes in, governmental regulations regarding our exploration, production, and well completion operations, including those related to climate change;

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the outcome of any governmental audit; and

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actions of operators of our crude oil, natural gas and NGLs properties.

The information contained in this prospectus and the documents incorporated by reference in this prospectus, including the information set forth under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 (“2023 Form 10-K”) and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 (collectively, “2024 Forms 10-Q”), herein identifies additional factors that could cause our results or performance to differ materially from those we express in forward-looking statements. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements which are included in this prospectus, and the 2023 Form 10-K and 2024 Forms 10-Q, our inclusion of this information is not a representation by us or any other person that our objectives and plans will be achieved. When you consider our forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this prospectus.
Our forward-looking statements speak only as of the date the statements are made and reflect our best judgment about future events and trends based on the information currently available to us. Our results of operations can be affected by inaccurate assumptions we make or by risks and uncertainties known or unknown to us. Therefore, we cannot guarantee the accuracy of the forward-looking statements. Actual events and results of operations may vary materially from our current expectations and assumptions. Our forward-looking statements, express or implied, are expressly qualified in their entirety by this “Forward-Looking Statements,” which constitute cautionary statements. These cautionary statements should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances occurring after the date of this prospectus.

USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities offered under this prospectus in the manner and for the purposes set forth in the applicable prospectus supplement. Unless otherwise set forth in an applicable prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include, without limitation, repayment or refinancing of debt or other corporate obligations, capital expenditures, working capital, acquisitions and repurchases and redemptions of securities. We may also use the proceeds for temporary investments until necessary for general corporate purposes.
We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

DESCRIPTION OF CAPITAL STOCK
The following description sets forth certain material terms and provisions of our capital stock. This description also summarizes relevant provisions of Delaware law. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Delaware law, our Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), any certificates of designation for our preferred stock, and our Third Amended and Restated Bylaws, as amended (the “Bylaws”), as may be amended from time to time, copies of which are incorporated by reference as exhibits to our 2023 Form 10-K. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law, and we encourage you to read our Restated Certificate of Incorporation, our Bylaws and the applicable provisions of Delaware law for additional information.
Common Stock
We are currently authorized to issue up to 160,000,000 shares of common stock, par value $0.10 per share. As of January 3, 2025, there were 105,094,792 shares of common stock outstanding and, in addition, 18,560,961 shares of common stock held as treasury stock. Holders of our common stock are entitled to cast one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive ratably dividends when, as and if declared by the Board of Directors out of funds legally available for such purpose and, upon the liquidation, dissolution or winding up of the company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. There are no redemption or sinking fund provisions that are applicable to our common stock. Except as otherwise required by law or the NYSE, the Board of Directors may issue shares of our common stock without stockholder approval, at any time and from time to time, to such persons and for such consideration as the Board of Directors deems appropriate. Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities.
Preferred Stock
We are authorized to issue up to 500,000 shares of preferred stock, par value $25.00 per share. As of January 3, 2025, there were no shares of preferred stock outstanding. Except as otherwise required by law or the NYSE, shares of preferred stock may be issued from time to time in one or more series as the Board of Directors may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of preferred stock may differ from those of any and all other series of preferred stock at any time outstanding, and, subject to certain limitations of our Restated Certificate of Incorporation and the Delaware General Corporation Law (the “DGCL”) and the rules of the NYSE, the Board of Directors may fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of each such series of preferred stock. Convertible preferred stock will be convertible into our common stock or other shares of preferred stock or exchangeable for certain of our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.
The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:
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the number of shares constituting that series and the distinctive designation of that series;

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the dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

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whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

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whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

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whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

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whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

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the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

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any other relative rights, preferences and limitations of that series.

The issuance of any such preferred stock by our Board of Directors could adversely affect the rights of the holders of our common stock and therefore, reduce the value of the common stock. The ability of the Board of Directors to issue preferred stock could discourage, delay, or prevent a takeover of us.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Our Bylaws
Our Restated Certificate of Incorporation and Bylaws and Delaware law contain several provisions that may make the acquisition of control of us by means of a tender offer, open market purchases, a proxy fight or otherwise more difficult.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as our common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock. Additional shares that may be used in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
Our Board of Directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Delaware Law
Section 203 of the DGCL restricts certain transactions between a corporation organized under Delaware law or its majority-owned subsidiaries and any “interested stockholder,” defined as any person who, together with the affiliates or associates of such person, beneficially owns 15% or more of the corporation’s outstanding voting stock. Section 203 prevents, for a period of three years following the date that a person becomes an interested stockholder, the following types of transactions between the corporation and the interested stockholder, unless certain conditions are met:
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mergers or consolidations;

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sales, leases, exchanges or other transfers of 10% or more of the aggregate assets of the corporation;

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issuances or transfers by the corporation of any stock of the corporation which would have the effect of increasing the interested stockholder’s proportionate share of the stock of any class or series of the corporation;

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any other transaction which has the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the interested stockholder; and

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receipt by the interested stockholder of the benefit, except proportionately as a stockholder, of loans, advances, guarantees, pledges or other financial benefits provided by the corporation.

The three-year ban does not apply if either the proposed transaction or the transaction by which the interested stockholder became an interested stockholder is approved by the Board of Directors of the corporation prior to the date such stockholder becomes an interested stockholder. Additionally, an interested stockholder may avoid the statutory restriction if, upon the consummation of the transaction whereby such stockholder becomes an interested stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation without regard to those shares owned by the corporation’s officers and directors or certain employee stock plans. Business combinations are also permitted within the three-year period if approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the holders of at least 66 2∕3% of the outstanding voting stock not owned by the interested stockholder. In addition, any transaction is exempt from the statutory ban if it is proposed at a time when the corporation has proposed, and a majority of certain continuing directors of the corporation have approved, a transaction with a party who is not an interested stockholder of the corporation, or who becomes such with board approval, if the proposed transaction involves:
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certain mergers or consolidations involving the corporation;

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a sale or other transfer of over 50% of the aggregate assets of the corporation; or

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a tender or exchange offer for 50% or more of the outstanding voting stock of the corporation.

A corporation may, at its option, exclude itself from the coverage of Section 203 by amending its certificate of incorporation or bylaws by action of its stockholders to exempt itself from coverage, provided that such bylaw or charter amendment shall not become effective until 12 months after the date it is adopted. We have not adopted such a charter or bylaw amendment.
Board of Directors
Number of Directors.   Our Bylaws provide that the number of directors shall be not less than three nor more than 15, the exact number to be fixed from time to time by our Board of Directors.
Vacancies.   Delaware law provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, unless the governing documents of a corporation provide otherwise. Our Bylaws provide that, subject to the rights of the holders of any series of preferred stock then outstanding, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office (though less than a quorum), or by a sole remaining director. Accordingly, our Board of Directors could prevent a stockholder from obtaining majority representation on our Board of Directors by enlarging the size of the Board of Directors and filling the new directorships with the Board of Directors’ own nominees.
Removal of Directors.   Currently, Article Five, Section 3 of the Restated Certificate of Incorporation provides that directors may be removed by the stockholders only “for cause.” VAALCO does not currently have a classified board or provide for cumulative voting. On December 21, 2015, the Delaware Court of Chancery issued an opinion in In re VAALCO Energy, Inc. Stockholder Litigation, Consol. C.A. No. 11775-VCL, invalidating as a matter of law provisions of our certificate of incorporation and bylaws that permitted the removal of directors by stockholders only for cause. The Court of Chancery held that, in the absence of a classified board or cumulative voting, our “only for cause” director removal provisions conflicted with Section 141(k) of the DGCL and were therefore invalid. As a result, despite the language in the Restated Certificate of Incorporation, our directors may be removed with or without cause.
Certain Voting Requirements in Our Restated Certificate and Bylaws
Amendment of Restated Certificate of Incorporation.   The affirmative vote of the holders of at least 66 2∕3% of the voting power of all our outstanding voting shares is required to alter, amend, adopt any provision inconsistent with, or repeal the provisions of our Restated Certificate of Incorporation relating to the number, election, term or removal of our directors or the provisions in our Restated Certificate of Incorporation relating to the amendment of our Bylaws.
Amendments to Bylaws.   Our Restated Certificate of Incorporation and Bylaws further provide that the Board of Directors has the power to make, alter, amend and repeal our Bylaws, except so far as bylaws adopted by our stockholders otherwise provide. Any bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing, our Bylaws may not be altered, amended or repealed, and no provision inconsistent therewith may be adopted, by action of the stockholders without the affirmative vote of at least 66 2∕3% of the voting power of all our outstanding shares.
Supermajority Vote for Certain Transactions.   Under Delaware law, and subject to certain exceptions, unless a greater vote is required in the corporation’s certificate of incorporation, a merger, consolidation or dissolution of a corporation may be approved by a majority vote of the outstanding stock of the corporation entitled to vote thereon. Our Restated Certificate of Incorporation contains provisions that require the approval of holders of at least 80% of the voting power of the then outstanding shares of our capital stock entitled to vote as a condition for any of the following actions:
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a merger or consolidation;

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a share exchange;

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the adoption of any plan or proposal for liquidation, dissolution or reorganization; and

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a sale, lease or other disposition of all or substantially all of our assets on a consolidated basis.

The 80% voting requirement is not applicable if such action is approved by a majority of our “continuing directors” prior to the transaction. The term “continuing director” is defined to mean:
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any member of our Board of Directors as of December 31, 1992;

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any new director who is proposed to be a director of ours by a majority of the continuing directors then on the Board of Directors; and

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any successor of a continuing director who is recommended to succeed a continuing director by a majority of the continuing directors then on the Board of Directors.

The affirmative vote of the holders of at least 80% of the voting power of all our outstanding voting shares is required to amend, repeal, or adopt any provisions inconsistent with, the provisions of our Restated Certificate of Incorporation described in this paragraph.
Advance Notice Procedure for Stockholder Proposals
Our Bylaws establish an advance notice procedure for the nomination of candidates for election as directors, as well as for stockholder proposals considered at annual meetings of stockholders. These procedures may operate to limit the ability of stockholders to bring business before a stockholders’ meeting, including with respect to the nomination of directors or considering any transaction that could result in a change in control.
Special Meetings of Stockholders
Our Bylaws provide that special meetings of the stockholders, for any purpose or purposes, may be called by our chairman of the board and shall be called by our chairman of the board or secretary at the request in writing of a majority of our Board of Directors, or at the request in writing of the holders of a majority of the capital stock of the corporation issued and outstanding and entitled to vote. This provision may operate to limit the ability of stockholders to call a special stockholders’ meeting, including with respect to the nomination of directors or considering any transaction that could result in a change in control.
Forum Selection
Our Bylaws provide that, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought in the name or right of the corporation or on its behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, stockholder or other agent of the corporation to the corporation or the corporation’s stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of the DGCL or any provision of the certificate of incorporation or these bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or these bylaws.
Our Bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district court of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. However, this exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in our Bylaws.
This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with the Company or its directors, officers or other employees, which may discourage lawsuits against the Company and its directors, officers and other employees. In addition, stockholders who do bring a claim in the Court of Chancery of the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder would otherwise choose to bring the action, and such judgments or results may be more favorable to the Company than to its stockholders. However, the enforceability of similar exclusive forum provisions in other companies’ formation documents have been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in the Bylaws to be inapplicable or unenforceable in an action, the Company might incur additional costs associated with resolving such action in other jurisdictions.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Article Eight of our Restated Certificate of Incorporation eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or the stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director.
Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We also have employment agreements with certain officers which contain indemnification provisions. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
In addition, the VAALCO Energy, Inc. 2020 Long Term Incentive Plan, as amended (the “2020 Plan”), provides that no member of the Board of Directors, nor any officer or Employee (as defined in the 2020 Plan) of the Company acting on behalf of the Board of Directors, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the 2020 Plan, and all members of the Board of Directors, each officer of the Company, and each Employee of the Company acting on behalf of the Board of Directors shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation to the fullest extent provided by law. Similarly, the TransGlobe Energy Corporation (“TransGlobe”) Amended Deferred Share Unit Plan (“the TransGlobe Plan”) provides that every director of the Company or of TransGlobe will be at all times indemnified from and against all costs, charges and expenses whatsoever that such director may sustain or incur by reason of any action, suit or proceeding, taken or threatened against the director otherwise than by the Company or TransGlobe, for or in respect of any act done or omitted by the director in respect of the TransGlobe Plan.
The limitation of liability, indemnification and advancement provisions in our Restated Certificate of Incorporation, Bylaws, 2020 Plan and TransGlobe Plan may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Listing
Our common stock is listed on the NYSE and LSE under the symbol “EGY.”

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS
We may issue warrants entitling the holder to purchase our preferred stock or common stock as described in the prospectus supplement relating to the issuance of the warrants. Warrants may be issued independently or together with our other securities and may be attached to or separate from other securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company that acts as warrant agent. The warrant agent will act solely as our agent in connection with warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.
The prospectus supplement will describe the terms of any warrants offered, including the following:
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the amount of warrants to be registered and the purchase price and manner of payment to acquire the warrants;

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a description, including amount, of the preferred stock or common stock which may be purchased upon exercise;

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the exercise price which must be paid to purchase the securities upon exercise of a warrant and any provisions for changes or adjustments in the exercise price;

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any date on which the warrants and the related preferred stock or common stock will be separately transferable;

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the dates on which the right to exercise the warrants shall commence and expire;

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a discussion of certain U.S. federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

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any other material terms of the warrants.

Holders of warrants will not have any of the rights of holders of our preferred stock or common stock that may be purchased upon exercise until they exercise the warrants and receive the underlying securities. These rights include the right to receive payments of dividends on the preferred stock or common stock which may be purchased upon exercise or to exercise any voting right.
Exercise of Warrants
After the close of business on the expiration date described in the prospectus supplement, warrants will expire and the holders will no longer have the right to exercise the warrants and receive the underlying securities. Warrants may be exercised by delivering a properly completed certificate in the form attached to the warrants and payment of the exercise price as provided in the prospectus supplement. We will issue and deliver our preferred stock or common stock as soon as possible following receipt of the certificate and payment described above. If less than all of the warrants represented by a certificate are exercised, we will issue a new certificate for the remaining warrants. The foregoing terms of exercise may be modified by us in a prospectus supplement.
Enforceability of Rights by Holders of Warrants
Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act
No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.
The applicable prospectus supplement will describe:
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the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any unit agreement under which the units will be issued;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may offer and sell all or a portion of the securities, as applicable, covered by this prospectus from time to time, in one or more or any combination of the following transactions, including, without limitation:
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to or through underwriters, brokers or dealers (acting as agent or principal);

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directly to or through agents;

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in the over-the-counter market or on any national securities exchange on which our securities are listed or traded;

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in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

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in privately negotiated transactions;

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in a block trade in which a broker or dealer engaged to handle the block trade will attempt to sell the securities as an agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

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in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

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directly to one or more purchasers, including through a specific bidding or auction process or otherwise;

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through a combination of any of these methods of sale; or

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through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE, LSE or any other organized market where the securities may be traded. Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the NYSE and LSE.
We may sell the securities at a fixed price or prices that may be changed from time to time, at prices then prevailing or related to the then current market price or at negotiated prices. We may enter into sale, forward and derivative transactions with third parties or sell securities in privately negotiated transactions. The offering price of the securities from time to time will be determined by the Company and, at the time of such determination, may be higher or lower than the market price of our securities on the NYSE and LSE.
The securities may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the shares from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of the securities by us and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.
Underwriters, dealers or any other third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any option to purchase additional securities), unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter or underwriters.
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotments or short sales of the securities, stabilizing transactions, syndicate covering transactions and penalty bids.
Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.
There can be no assurance that we will sell all or any of the securities offered by this prospectus.
We may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including:
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the number of securities being offered;

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the terms of the offering;

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the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

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the offering price of the securities and the proceeds to us and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers, and other items constituting underwriters’, dealers’, or agents’ compensation, as applicable;

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any options under which underwriters may purchase additional securities from us; and

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other material terms of the offering.

Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.
If we sell securities to a dealer acting as a principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.
We are subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the securities offered in this prospectus by us. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of us and our respective affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, we may sell securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
Certain of the underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation. If at the time of any offering made under this prospectus a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) participating in the offering has a “conflict of interest” as defined in FINRA’s Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

LEGAL MATTERS
Our legal counsel, Hunton Andrews Kurth LLP, Houston, Texas, will pass upon certain legal matters in connection with certain of the offered securities. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of VAALCO Energy, Inc. as of December 31, 2023, and for the year ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of VAALCO Energy, Inc. as of December 31, 2022, and for the years ended December 31, 2022 and 2021 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Svenska Petroleum Exploration AB and its subsidiaries as of December 31, 2023 and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance on the report of KPMG AB, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The qualified audit report covering the December 31, 2023 consolidated financial statements contains an explanatory paragraph that states the consolidated financial statements have been prepared to meet the reporting requirements of Rule 3-05 of Regulation S-X for purposes of a filing with the U.S. Securities and Exchange Commission and do not include comparative financial information as required by IAS 1 “Presentation of Financial Statements” and contains an emphasis paragraph that states the consolidated financial statements have been restated to correct misstatements.
The information incorporated by reference in this prospectus as of December 31, 2023 relating to the Company’s estimated quantities of proved reserves and future revenue of certain oil properties located in the Petrobakr Merged Concession, Egypt is derived from a report prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers, as stated in their report with respect thereto. This information is incorporated in this prospectus and in the registration statement in reliance upon the authority of said firm as experts with respect to the matters covered by their report and the giving of their report.
The information incorporated by reference in this prospectus as of December 31, 2023 relating to the Company’s estimated quantities of proved reserves and future revenue of certain oil properties located in Etame Marin Permit, offshore Gabon is derived from a report prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers, as stated in their report with respect thereto. This information is incorporated in this prospectus and in the registration statement in reliance upon the authority of said firm as experts with respect to the matters covered by their report and the giving of their report.
The information incorporated by reference in this prospectus as of December 31, 2023 relating to the Company’s estimated quantities of proved reserves in the Harmattan property of Canada is derived from a report prepared by GLJ Ltd., independent petroleum engineers, as stated in their report with respect thereto. This information is incorporated in this prospectus and in the registration statement in reliance upon the authority of said firm as experts with respect to the matters covered by their report and the giving of their report.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement.
We file reports, proxy and information statements and other information with the SEC pursuant to the Exchange Act. Our filings with the SEC, including the filings that are incorporated by reference to this prospectus, are available to the public without charge on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.vaalco.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024, as amended by Amendment No. 1 thereto on Form 10-K/A, filed with the SEC on March 18, 2024 (as amended, the “Annual Report”).

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The portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024, that were incorporated by reference into the Annual Report.

•
Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024, the quarter ended June 30, 2024, filed with the SEC on August 9, 2024, the quarter ended September 30, 2024, filed with the SEC on November 12, 2024.

•
The description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, including any amendments or reports filed for the purpose of updating such description.

•
The following Current Reports (other than those portions furnished pursuant to Item 2.02 of Item 7.01 of Form 8-K) on Form 8-K/A filed by us with the SEC on February 9, 2024 and July 16, 2024 and on Form 8-K filed by us with the SEC on February 29, 2024, April 12, 2024, April 30, 2024, June 6, 2024, June 12, 2024 and August 12, 2024.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus, unless otherwise indicated on such Form 8-K.
You may get copies of this prospectus or any of the incorporated documents (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing to the Corporate Secretary, VAALCO Energy, Inc., 2500 CityWest Blvd. Suite 400 Houston, Texas 77042 or calling (713) 623-0801.

VAALCO Energy, Inc.
$200,000,000
Common Stock
Preferred Stock
Depositary Shares
Warrants
Units

PROSPECTUS

       , 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.*
The estimated expenses payable by us in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions) are as follows:
SEC registration fee		$7,655.00(1)
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Transfer agent and registrar fees		*
Miscellaneous expenses		*
Total	$	*

(1)
The registrant is filing this registration statement to replace its expiring registration statement (No. 333-261934). In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate such registration statement. A portion of the filing fee associated with this registration statement was carried forward from our prior registration statement, and an additional filing fee is due only in connection with the $50,000,000 aggregate public offering amount of new securities registered upon the effectiveness of this registration statement. Please see the registration fee table contained in Exhibit 107 to this registration statement for more information.

*
Other than the SEC registration fee, the expenses of the issuance and distribution of the securities cannot be determined at this time. The estimates of our expenses in connection with securities offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators.
Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Our Bylaws provide, in general, that we may indemnify our directors, officers, employees and agents (or persons serving at the request of the company as a director, officer, employee or agent of another entity) to the fullest extent permitted by the DGCL or other applicable law.
In addition, the 2020 Plan provides that no member of the Board of Directors, nor any officer or Employee (as defined in the 2020 Plan) of ours acting on behalf of the Board of Directors, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the 2020 Plan, and all members of the Board of Directors, each officer of ours, and each Employee of ours acting on behalf of the Board of Directors shall, to the extent permitted by law, be fully indemnified and protected by us in respect of any such action, determination, or interpretation to the fullest extent provided by law. Similarly, the TransGlobe Plan provides that every director of the Company or of TransGlobe will be at all times indemnified from and against all costs, charges and expenses whatsoever that such director may sustain or incur by reason of any action, suit or proceeding, taken or threatened against the director otherwise than by us or TransGlobe, for or in respect of any act done or omitted by the director in respect of the TransGlobe Plan.
We also carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We also have employment agreements with certain executive officers which contain indemnification provisions.
The foregoing is only a general summary of certain aspects of applicable law and our Restated Certificate of Incorporation, our Bylaws, the 2020 Plan, the TransGlobe Plan and employment agreements with respect to indemnification of directors and officers and does not purport to be complete and is qualified in its entirety by the full text of each of the foregoing.

Item 16.   Exhibits.
The following is a list of exhibits filed as a part of this registration statement.
Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1	Restated Certificate of Incorporation as amended through May 7, 2014 (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 10, 2014, and incorporated herein by reference).
3.1.1	Certificate of Amendment to Restated Certificate of Incorporation of VAALCO, dated October 13, 2022 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 13, 2022 and incorporated herein by reference).
3.2	Third Amended and Restated Bylaws, dated July 30, 2020 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 4, 2020, and incorporated herein by reference).
3.3	Certificate of Elimination of Series A Junior Participating Preferred Stock of VAALCO Energy, Inc., dated as of December 22, 2015 (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on December 23, 2015, and incorporated herein by reference).
4.1*	Form of Certificate of Designation of Preferred Stock.
4.2*	Form of Depositary Agreement.
4.3*	Form of Depositary Receipt.
4.4*	Form of Warrant Agreement.
4.5*	Form of Warrant Certificate.
4.6*	Form of Unit Agreement.
5.1**	Opinion of Hunton Andrews Kurth LLP.
23.1**	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).
23.2**	Consent of KPMG LLP.
23.3**	Consent of KPMG AB
23.4**	Consent of BDO USA, P.C.
23.5**	Consent of Netherland, Sewell & Associates, Inc.
23.6**	Consent of GLJ Ltd.
24.1**	Power of Attorney (included on the signature page of this registration statement).
107.1**	Filing Fee Table.

*
To be filed as an exhibit to a Current Report of the registrant on Form 8-K or other document to be incorporated herein by reference.

**
Filed herewith.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)

and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on the 10th day of January, 2025.
VAALCO Energy, Inc.
By:
/s/ Ronald Bain

Ronald Bain
Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints George Maxwell and Matthew R. Powers, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.
Signature	Title	Date
/s/ George Maxwell George W. M. Maxwell	Chief Executive Officer and Director (Principal Executive Officer)	January 10, 2025
/s/ Ronald Bain Ronald Bain	Chief Financial Officer (Principal Financial Officer)	January 10, 2025
/s/ Lynn Willis Lynn Willis	Chief Accounting Officer and Controller (Principal Accounting Officer)	January 10, 2025
/s/ Andrew Fawthrop Andrew L. Fawthrop	Director and Chairman	January 10, 2025
/s/ Catherine Stubbs Catherine L. Stubbs	Director	January 10, 2025
/s/ Fabrice Nze-Bekale Fabrice Nze-Bekale	Director	January 10, 2025
/s/ Edward LaFehr Edward LaFehr	Director	January 10, 2025